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                                                              EXHIBIT 10(iii)(a)


                                                              June 28, 2000



Mr. James A. Miller
757 Baldwin Road
Highland Park, Illinois  60035


Dear Jim:

         This is to confirm the agreement which we have reached regarding your service as Chairman of the Board of Directors and of the Executive Committee of General Binding Corporation (the Company).

         1. The term of your service commenced on June 9, 2000 and will continue until the earlier of (a) your death or disability, or (b) termination of your service by written notice given either by you at any time or by the Board at least one hundred eighty (180) days (or such shorter period to which you and the Company may agree) prior to the effective date of such termination.

         2. As Chairman, you will have general responsibility along with the President and CEO of the Company for developing the overall corporate strategy of the Company. You will also serve on such other Committees of the Board to which you may be appointed. You agree to devote such time as you determine to be necessary for the proper conduct of such duties.

         3. As your compensation for serving as Chairman of the Board and the Executive Committee, and on any other Committees of the Board, you will receive an annual retainer of $300,000, payable monthly in advance and commencing June 9, 2000 at the rate of $25,000. As an additional inducement for you to accept the role of Chairman, you have been granted an option to purchase 75,000 shares of common stock of the Company. The exercise price for the shares will be $7.813 per share, which reflects the closing price of the common stock on June 12, 2000, which was the date of grant. The option vested and became exercisable as to 6,250 shares as of June 12, 2000, and will vest and become exercisable as to an additional 6,250 shares on the 12th of each of the following 11 months, provided that all of the option shares shall vest and become exercisable


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Mr. James A. Miller
757 Baldwin Road
Highland Park, Illinois  60035
June 28, 2000

Page 2


upon the termination of your service pursuant to clause (a) of Paragraph 1 above, or upon termination of your service by the Board giving notice pursuant to clause (b) of Paragraph 1 above, or in the event of a change in control of the Company. In the event you give notice of termination pursuant to clause (b) of Paragraph 1 above, any portion of the option which has not vested and become exercisable by the effective date of termination shall be forfeited. In the event of a change in control, you will be grossed-up for any excise taxes (and for all taxes on the gross-up payment) which may be imposed as a result of the compensation described in this Paragraph 3. Upon becoming vested and exercisable, the option will remain exercisable through June 11, 2010, notwithstanding the termination of your service as Chairman hereunder or as a director of the Company. The option shall be evidenced by a separate option agreement, substantially in the form attached hereto. The Company agrees to promptly file a Registration Statement with the Securities and Exchange Commission relating to the 75,000 option shares.

         4. Since you are a director and not an employee of the Company, you acknowledge and agree that you are not entitled to participate in any other compensation and employee benefit plans, programs and practices of the Company, including (but not by way of limitation) annual or long-term incentive compensation plans, retirement plans and severance pay plans. You shall not receive any additional compensation for serving as a director of the Company.

         5. During the term of your service, you will be entitled to be reimbursed, pursuant to the Company's applicable expense reimbursement policies (which, for this purpose, shall include first class air travel), for travel and other expenses incurred by you in connection with your services rendered pursuant to this letter agreement, including the cost of commuting between Florida and Illinois to conduct Company business. You will also be provided office and secretarial support consistent with the position of Chairman.

         6. To the fullest extent permitted by law, the Company will, during and after the term of your service as Chairman, indemnify you (including the advancement of expenses) for any judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred by you in connection with the defense of any lawsuit or other claim to which you are made or threatened to be made a party by reason of being or having been an officer, director or employee of the Company.


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Mr. James A. Miller
757 Baldwin Road
Highland Park, Illinois  60035
June 28, 2000

Page 3


         7. Since you are not an employee, the Company will not provide for the withholding of any taxes with respect to any payment in cash, shares of stock and/or other property made by or on behalf of the Company to you.

         If the foregoing is consistent with your understanding, please countersign the enclosed copy of this letter and return it to me. On behalf of the GBC Board of Directors, shareholders, and employees, thank you for undertaking this important position at the Company. We all look forward to working with you.

                                          Sincerely,

                                          GENERAL BINDING CORPORATION


                                          By: /s/ Govi C. Reddy
                                             --------------------------------
                                          Govi C. Reddy,
                                          President and Chief Executive Officer



Accepted and agreed to
this 28 day of June, 2000


/s/  James A. Miller
-----------------------------
      James A. Miller

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                           GENERAL BINDING CORPORATION

                             STOCK OPTION AGREEMENT


TO:           James A. Miller

OPTION DATE:  June 12, 2000

OPTION PRICE: $7.813


         As an inducement to you to accept the position of Chairman of the Board and Chairman of the Executive Committee of General Binding Corporation ("GBC"), you are hereby granted an Option by GBC, effective as of the date hereof, to purchase 75,000 shares of GBC Common Stock at a price per share of $7.813, subject to the terms and conditions set forth herein.

         This Option may be exercised as to 6,250 shares on or after the date hereof, and as to an additional 6,250 shares on or after July 12, 2000 and the 12th day of each month thereafter through and including May 12, 2001, provided your service as Chairman continues through such dates. Notwithstanding the foregoing, the exercise dates shall accelerate and the Option shall be fully exercisable upon your death or disability, in the event you cease to be Chairman due to notice from GBC pursuant to our separate Letter Agreement, or upon the occurrence of a Change in Control as defined on Attachment I hereto. In the event you cease to be Chairman due to notice from you pursuant to such Letter Agreement, any portion of the Option which has not become exercisable as of the effective date of such termination shall be forfeited and shall not thereafter become exercisable. No part of this Option is transferable or assignable in whole or in part by you during your lifetime.

         The manner in which you may exercise this Option is by giving written notice to the Vice President, Secretary and General Counsel of GBC accompanied by either (1) a check in payment of the Option Price for the number of shares of the Option being exercised, or (2) tendering a sufficient number of previously-owned shares of GBC Common Stock with a fair market value equal (subject to adjustment for fractional shares) to the cost of the Option being exercised.

         To the extent this Option becomes exercisable, it may be exercised in whole or in part at any time prior to June 12, 2010, at which date the Option shall expire and no longer be exercisable.

         No amendment, modification, or waiver of this Option in whole or in part shall be binding unless consented to in writing by either the Chairman of the Compensation Committee or the

President of GBC, and by you, and no amendment may cause you to be unfavorably affected with respect to the Option granted hereunder.

         No shares shall be issued, transferred or delivered upon exercise of this Option unless the Board is satisfied that there has been full compliance with all applicable requirements of the Securities Act of 1933. GBC shall promptly file a Registration Statement on Form S-8 with the Securities and Exchange Commission to register the shares subject to this Option.

         The Board of Directors of GBC will make or provide for such adjustment in the exercise price and/or in the number or kinds of shares of GBC covered by this Option or reserved for issuance by GBC as it may deem to be equitable as a result of any change in the number or kind of outstanding shares of GBC resulting from any reorganization, recapitalization, stock split, stock dividend, merger, consolidation, rights offering or other change in capital structure or like transaction.

         Please acknowledge your acceptance of this Option by signing the copy of this Option agreement and return it to me.


                                       GENERAL BINDING CORPORATION


                                       By: /s/ Govi C. Reddy
                                          ------------------------------------
                                          Govi C. Reddy,
                                          President and Chief Executive Officer


                                          /s/ James A. Miller
                                          -------------------------------------
                                          James A. Miller

                                         Attachment 1 to Stock Option Agreement

                               Certain Definitions

         A.    "Change in Control" shall mean the first to occur of:

               (a) Any person (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act)), excluding for this purpose, (i) any person who, as of June 28, 2000, was the beneficial owner of 10% or more of the combined voting power of the voting securities of General Binding Corporation (the Company), or (ii) the Company or any subsidiary of the Company, or (iii) any employee benefit plan of the Company or any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan which acquires beneficial ownership of voting securities of the Company, is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange
               Act), directly or indirectly of securities of the Company representing more than 50% or more of the combined voting power of the Company's then outstanding securities; provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company; and provided further that no Change in Control will be deemed to have occurred if a person inadvertently acquires an ownership interest of more than 50% but then promptly reduces that ownership interest below 50%;

               (2) During any two consecutive years (not including any period prior to June 28, 2000), individuals who at the beginning of such two-year period constitute the Board of Directors of the Company and any new director (except for a director designated by a person who has entered into an agreement with the Company to effect a transaction described elsewhere in this definition of Change in Control) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (such individuals and any such new director, the Incumbent Board) cease for any reason to constitute at least a majority of the Board; or

                                      A-1

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               (3)     Consummation of a reorganization, merger or
               consolidation or sale or other disposition of all or substantially all of the assets of the Company (a Business Combination), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Company resulting from such Business Combination (including, without limitation, a Company which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding voting securities of the Company; or

               (4) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

                                      A-2